UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) October 4, 2005
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                            Roundy's Supermarkets, Inc.
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                 (Exact name of registrant as specified in its charter)


     Wisconsin                      002-94984                     39-0854535
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(State or other              (Commission File Number)          (IRS Employer
 Jurisdiction of                                             Identification No.)
 Incorporation)


                875 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202
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                 (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code (414) 231-5000
                                                            --------------

                              ----------------------
           (Former name or former address, if changed since last report)



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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
            Soliciting material pursuant to Rule 14a-12 under the Exchange
            Act (17 CFR 240.14a-12)
            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 7.01         Regulation FD Disclosure
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On October 4, 2005, Roundy's Supermarkets, Inc. (the "Company") released disclosure to existing and potential lenders in connection with its previously announced recapitalization:


         "For our third quarter ended October 1, 2005, our comparable store sales increased 1.2% as compared to our third quarter ended October 2, 2004. We believe these positive sales trends in part reflect our efforts to drive sales growth through more aggressive promotional sales strategies and are partially attributable to the timing of the July Fourth holiday. As a result of our promotional strategies, we expect our retail gross margins to decline in this year's third quarter compared to the prior year's third quarter. These promotional activities, which we expect to further strengthen our market positions, are expected to yield EBITDA results that are relatively flat versus our prior year's third quarter results. While we believe our promotional activities in the third quarter of the current year were particularly aggressive and are not expected to persist in subsequent periods, including in the fourth quarter of our current fiscal year, we cannot assure you that similar practices will not be used in the future if we believe they benefit our long-term strategic position and, if used, that they would not result in a decline in our gross margins or our EBITDA."

EBITDA is not a financial measure under generally accepted accounting principles ("GAAP") and should not be considered in isolation from, or as an alternative to, cash flow from operating activities, net income or any other GAAP measure as an indicator of the Company's operating performance or liquidity. The Company uses EBITDA as one of many measures to evaluate the operating performance and liquidity of the business as well as for compensation purposes, and the Company believes that EBITDA is also used by many investors, securities analysts, lenders and others as a performance or liquidity measure to assist them in making informed investment or credit decisions.

FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital, including in connection with the previously announced recapitalization; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers. Additional factors that could cause actual results to differ materially from such statements are discussed in the Company's Annual Report on Form 10-K for the year ended January 1, 2005 under the caption "Forward Looking Statements," elsewhere in such Annual Report and in documents referenced therein.

THE INFORMATION IN THIS REPORT SHALL NOT BE DEEMED TO BE "FILED" FOR PURPOSES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934 OR OTHERWISE SUBJECT TO THE LIABILITIES OF THAT SECTION.

Item 9.01         Financial Statements and Exhibits
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(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.



                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Roundy's Supermarkets, Inc.
                                   ---------------------------
                                   (Registrant)



Date:    October 4, 2005           BY:/s/DARREN W. KARST
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                                   Darren W. Karst
                                   Executive Vice President
                                   and Chief Financial Officer